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                                                                    EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March
                                              ---------
20, 2001, is entered into by and between NORTHROP GRUMMAN CORPORATION, a Delaware corporation ("Parent"), NNG, Inc., a Delaware corporation and a wholly
                       ------
owned subsidiary of Parent ("Holdco"), and NGC ACQUISITION CORP., a Delaware
                             ------
corporation ("Acquisition II"), with reference to the following facts:
              --------------

     WHEREAS, Parent, Litton Industries, Inc., a Delaware corporation (the

"Company"), Holdco, and LII Acquisition Corp., a Delaware corporation and wholly
--------
owned subsidiary of Holdco ("Acquisition I"), have entered into an Amended and
                             -------------
Restated Agreement and Plan of Merger dated as of January 23, 2001 (as amended and restated from time to time, the "Merger Agreement"); and
                                     ----------------

     WHEREAS, each of Acquisition I and Acquisition II is a wholly owned subsidiary of Holdco; and

     WHEREAS, pursuant to the Merger Agreement, Acquisition I will be merged with and into the Company (the "Litton Merger"), and pursuant to the Merger
                                -------------
Agreement and this Agreement, Acquisition II will be merged with and into Parent (the "Northrop Merger"), with the Company and Parent continuing as the surviving
      ---------------
corporations of such mergers and as subsidiaries of Holdco; and

     WHEREAS, the Board of Directors of Parent and Acquisition II deem it advisable and in the best interests of Parent and Acquisition II, respectively, that Acquisition II merge with and into Parent, in accordance with Section 251(g) of the Delaware General Corporation Law (the "DGCL") and upon the terms
                                                     ----
and subject to the conditions of the Merger Agreement and this Agreement, and have approved and adopted the Merger Agreement and this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01.  The Northrop Merger.  Upon the terms and subject to the
                    -------------------
conditions set forth in the Merger Agreement and this Agreement, and in accordance with the provisions of Section 251(g) of the DGCL, Acquisition II shall be merged with and into Parent and Parent shall be the entity surviving the Northrop Merger (in this capacity, the "Northrop Surviving Corporation").
                                            ------------------------------

     SECTION 1.02.  Filing Time; Effective Time.  At the time and as provided in
                    ----------------------------
the Merger Agreement, an executed copy of this Agreement shall be filed with the Secretary of State of the State of Delaware, which copy shall include the certification of the Secretary or Assistant
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Secretary of Parent that this Agreement has been adopted by the Board of
Directors of Parent without any vote of stockholders, as provided in Section 251(g) of the DGCL, and that each of the conditions specified in the first sentence of Section 251(g) has been satisfied. The term "Effective Time" shall mean the date and time a properly executed and certified copy of this Agreement is filed with the Secretary of State of the State of Delaware.

     SECTION 1.03.  Certain Effects of the Northrop Merger.  At the Effective
                    --------------------------------------
Time (i) Acquisition II shall be merged with and into Parent and the separate existence of Acquisition II shall cease and (ii) the Merger shall have the effects set forth in the DGCL (including, without limitation, Section 251(g)).

     SECTION 1.04.  Certificate of Incorporation and Bylaws.
                    ---------------------------------------

     (a) Northrop Surviving Corporation.  The Restated Certificate of
         ------------------------------
Incorporation of Parent as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Northrop Surviving Corporation, except for the following amendments thereto:

     Article FIRST shall be amended to read in its entirety as follows:

          "FIRST: The name of the corporation is Northrop Grumman Systems Corporation (the "Corporation")."

     A new article NINETEENTH shall be added, reading as follows:

          "NINETEENTH: Other than the election or removal of directors of the Corporation, any act or transaction by or involving the Corporation that requires under the General Corporation Law of the State of Delaware or this Amended and Restated Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to
          Section 251(g)(7)(i) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of Northrop Grumman Corporation by the same vote that is required by the General Corporation Law of the State of Delaware and/or this Amended and Restated Certificate of Incorporation."

The Bylaws of Parent in effect at the Effective Time shall be the Bylaws of the Northrop Surviving Corporation until amended in accordance with applicable law, the Certificate of Incorporation of the Northrop Surviving Corporation and such Bylaws.

     (b) Holdco.  In accordance with Section 251(g) of the DGCL, Holdco agrees
         ------
to file (and Parent as the sole stockholder of Holdco agrees to approve the filing of) an Amended and Restated Certificate of Incorporation of Holdco with the Secretary of State of the State of Delaware immediately prior to the Effective Time containing provisions identical to those in the Certificate of Incorporation of Parent in effect immediately prior to the Effective Time, except as otherwise permitted by Section 251(g). Holdco further agrees to adopt Bylaws immediately prior to the Effective Time containing provisions identical to those in the Bylaws of Parent in effect immediately prior to the Effective Time.

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     SECTION 1.05.  Directors and Officers.
                    ----------------------

     (a) Northrop Surviving Corporation.  The directors and officers of Parent
         ------------------------------
immediately prior to the Effective Time shall be the directors and officers of the Northrop Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Northrop Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

     (b) Holdco.  The directors and officers of Parent immediately prior to the
         ------
Effective Time shall be the directors and officers of Holdco immediately after the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of Holdco until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                   ARTICLE II

EFFECT OF MERGER ON CAPITAL STOCK OF THE CONSTITUENT ENTITIES

     SECTION 2.01.  Effect On Northrop Surviving Corporation Common Stock and
                    ---------------------------------------------------------
Options.  At the Effective Time, without any action on the part of any holder of
-------
any shares of Parent Common Stock (as defined below):

     (a) Cancellation of Treasury Stock.  Each share of common stock, par value
         ------------------------------
$1.00 per share, of Parent (together with the associated rights to purchase Series A Junior Participating Preferred Stock of Parent pursuant to the Rights Agreement (the "Rights Agreement") dated as of September 23, 1998 between Parent
                ----------------
and ChaseMellon Shareholder Services, L.L.C., the "Parent Common Stock") that is
                                                   -------------------
owned by Parent or any subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no cash, Holdco Common Stock (as defined below) or other consideration shall be delivered or deliverable in exchange therefor.

     (b) Conversion of Parent Common Stock.  Except as provided in this Section
         ---------------------------------
2.01, each issued and outstanding share of Parent Common Stock (including the associated rights) shall be converted into one fully paid and nonassessable share of common stock of Holdco having the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof as the shares of Parent Common Stock being converted, together with associated rights to purchase Holdco Series A Junior Participating Preferred Stock that are substantially equivalent to the rights pursuant to the Rights Agreement associated with the Parent Common Stock being converted (the shares of common stock and associated rights, the "Holdco Common Stock"). At or prior to the
                                  -------------------
Effective Time, Holdco shall enter into a rights agreement in substantially the form and substance of the Rights Agreement, such that each share of Holdco Common Stock issued pursuant to this Section 2.01(b) shall be issued together with associated rights to purchase Holdco Series A Junior Participating Preferred Stock that are equivalent to the current rights to purchase Series A Junior Participating Preferred Stock of Parent under the Rights Agreement.

     (c) Cancellation and Retirement of Parent Common Stock.  All shares of
         --------------------------------------------------
Parent Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each

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certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of fully paid and nonassessable shares of Holdco Common Stock, as specified in
Section 251(g) of the DGCL. As required by Section 251(g) of the DGCL, Holdco shall in furtherance of the foregoing change its name to "Northrop Grumman Corporation" immediately following the Effective Time.

     (d) Conversion of Options to Purchase Parent Common Stock.  Each issued and
         -----------------------------------------------------
outstanding option to purchase Parent Common Stock shall automatically be deemed converted into an option to purchase an equivalent number of shares of Holdco Common Stock, on the same terms and subject to the same conditions as applied to the option to purchase Parent Common Stock being so converted.

     SECTION 2.02.  Effect on Acquisition II Stock.  At the Effective Time, each
                    ------------------------------
share of common stock of Acquisition II outstanding immediately prior to the Effective Time shall be converted into and shall become one fully paid and nonassessable share of common stock of the Northrop Surviving Corporation.

     SECTION 2.03.  Other Effects.  The Northrop Merger shall have such other
                    -------------
effects as provided in the Merger Agreement and the DGCL.

                                  ARTICLE III

                               CLOSING CONDITIONS

     SECTION 3.01.  Conditions to Closing.  The obligations of Parent, Holdco
                    ---------------------
and Acquisition II under this Agreement are subject to the satisfaction or waiver, immediately prior to the purchase of Shares and Preferred Shares in the Offer, of all conditions contained in Annex A to the Merger Agreement.

                                   ARTICLE IV

                                 MISCELLANEOUS

     SECTION 4.01.  Amendment.  This Agreement may not be amended except by an
                    ---------
instrument in writing signed by each of the parties and consented to in writing by the Company.

     SECTION 4.02.  Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the internal law of the State of Delaware, without regard to its conflicts or choice of law principles.

     SECTION 4.03.  Descriptive Headings.  The descriptive headings herein are
                    --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 4.04.  Execution; Counterparts.  This Agreement may be executed by
                    -----------------------
facsimile signature and in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

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     SECTION 4.05.  Parties in Interest.  This Agreement shall be binding upon
                    -------------------
and inure to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 4.06.  Capitalized Terms.  All capitalized terms used but not
                    ------------------
otherwise defined in this Agreement shall have the same meanings set forth in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                 NORTHROP GRUMMAN CORPORATION

                                 By: /s/ John H. Mullan
                                    --------------------------------------------
                                 Name: John H. Mullan
                                      ------------------------------------------
                                 Title: Corporate Vice President and Secretary
                                       -----------------------------------------


                                 NNG, INC.

                                 By: /s/ John H. Mullan
                                    --------------------------------------------
                                 Name: John H. Mullan
                                      ------------------------------------------
                                 Title: Corporate Vice President and Secretary
                                       -----------------------------------------
                                        and Associate General Counsel
                                       -----------------------------------------

                                 NGC ACQUISITION CORP.

                                 By: /s/ John H. Mullan
                                    --------------------------------------------
                                 Name: John H. Mullan
                                      ------------------------------------------
                                 Title: Secretary
                                       -----------------------------------------


          Certificate of the Secretary of Northrop Grumman Corporation


     The undersigned, John H. Mullan, Secretary of Northrop Grumman Corporation, a Delaware corporation ("Parent"), hereby certifies in such capacity that he is
                         ------
the duly elected, qualified and acting Secretary of Parent and that, as such, he is familiar with the facts herein stated and is duly, authorized to certify the same, and hereby further certifies that the following facts are true:

i. This Agreement and Plan of Merger dated March 20, 2001 by and between Parent, NNG, Inc., a Delaware corporation ("Holdco"), and NGC Acquisition
                                                ------

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       Corp., a Delaware corporation ("NGC Acquisition"), has been duly adopted
                                       ---------------
       pursuant to Section 251(g) of the Delaware General Corporation Law.

ii. The conditions specified in the first sentence of Section 251(g) have been satisfied, including:

            1. Parent and NGC Acquisition, an indirect wholly-owned subsidiary of Parent, are the only constituent corporations to the merger;

            2. each share or fraction of a share of the capital stock of Parent outstanding immediately prior to the effective time of the merger will be converted in the merger into a share or equal fraction of a share of capital stock of Holdco having the same designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, as the share of stock of Parent being converted in the merger;

            3. Holdco, Parent and NGC Acquisition are each organized under the laws of the State of Delaware;

            4. the certificate of incorporation and bylaws of Holdco immediately following the effective time of the merger contain provisions identical to the certificate of incorporation and bylaws of Parent immediately prior to the effective time of the merger (other than such changes as are allowed pursuant to Section 251(g));

            5. as a result of the merger, Parent will become a direct wholly-owned subsidiary of Holdco;

            6. the directors of Parent will become or remain the directors of Holdco upon the effective time of the merger;

            7. the stockholders of Parent will not recognize gain or loss for United States federal income tax purposes as determined by the board of directors of Parent.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 2nd day of April, 2001.

                                 /s/ John H. Mullan
                                 --------------------------------------------
                                 John H. Mullan, Secretary

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